Exhibit 99.1

CUI Global Reports First Quarter 2016 Financial Results

TUALATIN, Ore. - CUI Global, Inc. (NASDAQ: CUI), a platform company dedicated to the acquisition, development, and commercialization of new, innovative products and technologies, today reported their unaudited financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Financial Performance Summary: (Comparisons to first quarter 2015)

•	Revenue was $20.7 million, a 24% increase year over year
•	Gross Profit margin was 39%, as compared to 37%
•	Consolidated net loss of $(2.7) million or $(0.13) per share versus $(4.1) million or $(0.20) per share in the first quarter of 2015
•	Adjusted EBITDA was $(1.3) million or $(0.06) per share, compared to $(2.5) million or $(0.12) a share in the first quarter of 2015
•	Cash and cash equivalents were $6.4 million at March 31, 2016
•	Power and Electromechanical segment unaudited backlog was $19.5 million as of March 31, 2016
•	Energy segment unaudited backlog was $16.8 million as of March 31, 2016

First Quarter 2016 Highlights:

The Company made considerable progress in increasing its market penetration in both the Power and Electromechanical and Energy segments as evidenced by the following milestones reached in the First Quarter:

•	CUI Global Announced its Wholly-owned Subsidiary, CUI Inc., Signed Hardware Development Agreement with Virtual Power Systems
•	CUI Global Announced its First Portuguese Purchase Order for its Proprietary GasPT® Integrated Low-Pressure Analyzer
•	CUI Global Announced Award of the First Purchase Order for Delivery of 400 of its GasPT® Analyzers to Snam Rete Gas, Europe's Largest Natural Gas Transmission Company
•	CUI Global Announced First Delivery of its GasPT Analyzers to Europe's Largest Natural Gas Transmission Company, Snam Rete Gas
•	CUI Global Announced Contract with SGN, a Major UK Natural Gas Network Operator, for Delivery of its Large Scale Metering Skids
•	CUI Global Announced its First North American Purchase Order of its VE Technology® for Moisture Sampling & Analysis for Drier Beds
•	CUI Global Announced Contract from National Grid, a Major UK Natural Gas Network Operator, for Delivery of IRIS-LITE RTU Systems

•	CUI Global Announced Completion, Delivery, and Commissioning of Further "Bio-methane to Grid Systems" including its Proprietary GasPT Analyzers

For the quarter ended March 31, 2016, CUI Global produced consolidated total revenues of $20.7 million. The Power and Electromechanical segment contributed $13.1 million and the Energy segment contributed $7.6 million. Revenues for the first quarter increased 24% when compared to the first quarter of 2015.

The revenues for the three months ended March 31, 2016 are attributable to continued sales and marketing efforts, sales through the distribution channel customers, the addition in March 2015 of CUI-Canada related product line, the revenues generated since the January 2015 opening of Orbital Gas Systems, North America, Inc, and overall improved sales of energy related metering, monitoring and control systems including GasPT.

In addition, the comparable 2015 first quarter results were affected by the West Coast labor strike by the International Longshore and Warehouse Union (“ILWU”), which settled in late February 2015 and increased worldwide lead times for components for the entire electronics industry in the first quarter of 2015.

The sales order backlog at March 31, 2016 was a consolidated $36.3 million. Of that, the power and electromechanical segment held a backlog of customer orders of approximately $19.5 million and the energy segment held a backlog of approximately $16.8 million.

For the three months ended March 31, 2016, cost of revenues was $12.6 million versus $10.4 million for the same period in 2015. The cost of revenues as a percentage of revenue for the three months ended March 31, 2016 decreased to 61% from 63% during the prior year comparative period. This percentage will vary based upon the product mix sold during the period, the mix of natural gas systems sold during the period, contract labor necessary to complete gas related projects, and is also dependent upon the competitive markets in which the company competes as well as foreign exchange rates. Gross profit for the first quarter of 2016 was $8.0 million, or 39% compared to $6.2 million, or 37% in the first quarter 2015. The Power and Electromechanical segment generated a quarterly gross profit margin of 36% and the Energy segment generated a quarterly gross profit margin of 44%.

SG&A decreased as a percentage of revenues from 52% in the first quarter of 2015 to 45% in the first quarter of 2016. This decrease is primarily associated with the start up of Orbital Gas Systems, North America Inc., and CUI-Canada’s acquisition of Tectrol, Inc., which occurred in the first quarter of 2015. Also in 2015 we had a push to reach new customers and promote new product lines, including our advanced gas and power technologies, and added expenses associated with the acquisition of CUI-Canada.

The company reported a net loss of $(2.7) million or $(0.13) per share (EPS) for the quarter ended March 31, 2016. In the prior year period, the company reported a net loss of $(4.1) million or $(0.20) per share. The net loss for the first quarter was primarily the result of selling, general and administrative expenses related to Orbital Gas Systems, North America, Inc. and manufacturing costs at CUI-Canada, Inc., as well as increased audit and accounting fees in the other segment and the ongoing amortization of intangible assets related to the Orbital Gas Systems Limited and CUI-Canada acquisitions. The overall improved results in the quarter compared to the first quarter of 2015 were primarily due to improved results in the Energy segment.

The earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter were $(1.7) million or $(0.08) (EBITDA) per share as compared to (EBITDA) of $(3.0) million or $(0.15) per share for the first quarter 2015.

Operating activities generated negative cash flow of $(0.4) million during the quarter ended March 31, 2016, versus negative cash flow of $(1.5) million for the same period in 2015. The change in cash from operations is primarily the result of the first quarter net loss before non-cash expenses offset by changes in assets and liabilities.

As of March 31, 2016, CUI Global held cash and cash equivalents of $6.4 million, a decrease of $(0.9) million since December 31, 2015. Operations, other intangible assets, and equipment, have been funded through cash on hand during the quarter ended March 31, 2016.

CUI Global’s president & CEO, William Clough commented, “First Quarter of 2016 saw our GasPT analyzer win the contract we have been pursuing from Snam Rete Gas for more than 4 years. While we only delivered 100 units in First Quarter, that contract, comprising a minimum of more than 3,000 units to be installed across the largest natural gas pipeline network in Europe, substantially enhances our credibility; will increase both revenues and margins; and, most significantly, will lead to further orders in both Western Europe and North America.”

“The award of the SRG contract, along with the 7% reduction in our SG&A as a percentage of revenues; the increase in our margins; the more than 20% increase in our revenues; and the 50% increase in our adjusted EBITDA, all point to the effectiveness of our strategy to grow the Company and enhance shareholder value. We are confident that this growth in revenues; reduction in SG&A; and increase in profitability will continue throughout the year as more of our technologies are delivered to SRG and other iconic energy companies throughout the World,” Clough concluded.

Conference Call

The Company will conduct a conference call and webcast to review the results on Tuesday, May 10, 2016 at 9:00 AM ET (6:00 AM PT).

•	To access the call, please dial the toll free number at (888) 734-0328 and provide the Conference ID: 3593250. For international callers, please dial (678) 894-3054.

•	At the conclusion of the call, a replay will be available until May 24, 2016. To access the replay of the call dial (855) 859-2056 and provide the same Conference ID: 3593250.

•	A simultaneous webcast will also be available via the Company's investor relations website at: http://www.cuiglobal.com/Investor-Relations

CUI Global, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
(in thousands except share and per share data)	2016	2015
	(unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$6,354	$7,267
Trade accounts receivable, net of allowance of $90
and $90, respectively	11,416	14,685
Inventories, net of allowance of $609 and $483, respectively	12,659	12,321
Costs in excess of billings	2,884	1,571
Prepaid expenses and other	2,378	2,313
Total current assets	35,691	38,157

Property and equipment, less accumulated depreciation of
$3,344 and $3,126 respectively	11,784	11,950
Goodwill	21,291	21,527
Other intangible assets, less accumulated amortization of $9,286
and $8,999, respectively	18,142	18,746
Investment	—	385
Note Receivable, less current portion	348	—
Deposits and other assets	104	83

Total assets	$87,360	$90,848

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$5,100	$5,806
Mortgage note payable, current portion	86	85
Capital lease obligation, current portion	36	41
Accrued expenses	4,370	5,222
Billings in excess of costs	2,925	2,190
Unearned revenue	3,960	3,711
Total current liabilities	16,477	17,055

Long term mortgage note payable, less current portion	3,417	3,439
Long term note payable, related party	5,304	5,304
Capital lease obligation, less current portion	26	29
Derivative liability	688	580
Deferred tax liabilities, net	4,485	4,533
Other long-term liabilities	325	392
Total liabilities	30,722	31,332

Commitments and contingencies

Stockholders' Equity:
Common stock, par value $0.001; 325,000,000 shares
authorized; 20,879,507 shares issued and outstanding at
March 31, 2016 and 20,806,219 shares issued and
outstanding at December 31, 2015	21	21
Additional paid-in capital	149,928	149,639
Accumulated deficit	(91,372)	(88,704)
Accumulated other comprehensive income (loss)	(1,939)	(1,440)
Total stockholders' equity	56,638	59,516
Total liabilities and stockholders' equity	$87,360	$90,848

CUI Global, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

For the three months ended March 31,
(In thousands, except share and per share amounts)	2016	2015

Total revenues	$20,661	$16,637	(A)

Cost of revenues	12,626	10,416

Gross profit	8,035	6,221

Operating expenses:
Selling, general and administrative	9,238	8,685
Depreciation and amortization	608	986
Research and development	506	443
Provision for bad debt	7	83
Other operating expenses	—	2

Total operating expenses	10,359	10,199

Loss from operations	(2,324)	(3,978)

Other income (expense)	(76)	(104)
Interest expense	(123)	(113)

Loss before taxes	(2,523)	(4,195)

Income tax expense (benefit)	145	(119)

Net loss	$(2,668)	$(4,076)

Basic and diluted weighted average common and common
equivalent shares outstanding	20,878,549	20,774,000

Basic and diluted (loss) per common share	(0.13)	(0.20)

(A) Includes revision to previously reported amounts to reduce revenue and cost of revenues by $216 thousand for the three months ended March 31, 2015.

CUI Global, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)	For the three months ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,668)	$(4,076)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	229	180
Amortization of intangibles	478	873
Amortization of investment premiums and discounts	—	14
Stock and options issued and stock to be issued for compensation, royalties and services	289	364
Unrealized loss on derivative liability	108	59
Non-cash earnings on equity method investment	—	(14)
Provision for (credit to) bad debt expense and returns allowances	(37)	93
Deferred income taxes	3	(151)
Impairment of intangible assets	—	3
Inventory reserve	122	13

(Increase) decrease in operating assets:
Trade accounts receivable	3,151	(404)
Inventory	(236)	(1,162)
Costs in excess of billings	(1,347)	(224)
Prepaid expenses and other current assets	(36)	(841)
Deposits and other assets	(16)	123
Increase (decrease) in operating liabilities:
Accounts payable	(711)	1,835
Accrued expenses	(765)	670
Unearned revenue	258	907
Billings in excess of costs	796	273
NET CASH USED IN OPERATING ACTIVITIES	(382)	(1,465)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid upon acquisition, including amount refundable from escrow, and net of contingent consideration	—	(5,186)
Purchase of property and equipment	(251)	(956)
Investments in other intangible assets	(133)	(66)
Maturities of short term investments held to maturity	—	5,660
NET CASH USED IN INVESTING ACTIVITIES	(384)	(548)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligations	(8)	(10)
Payments on notes and loans payable	(21)	(20)
Payments on contingent consideration	(59)	—
NET CASH USED IN FINANCING ACTIVITIES	(88)	(30)

Effect of exchange rate changes on cash	(59)	(68)
Net decrease in cash and cash equivalents	(913)	(2,111)
Cash and cash equivalents at beginning of period	7,267	11,704

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,354	$9,593

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net Income (loss) are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Income (loss) eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited and CUI-Canada, as well as non-cash expenses associated with stock and stock options for compensation, royalties and services during the period.

(in thousands, except share and per share amounts)
	For the Three Months Ended
	March 31,
	2016	2015
EBITDA:
Net (loss)	$(2,668)	$(4,076)
Plus: Interest expense	123	113
Plus: (Benefit) provision for taxes	145	(119)
Plus: Depreciation and amortization	707	1,053
EBITDA	$(1,693)	$(3,029)

Adjusted EBITDA:
Plus: Bad debt	$7	$83
Plus: Unrealized (gain) loss on derivative	108	59
Plus: Stock and options issued and stock to be issued for compensation, royalties and services	289	364
Adjusted EBITDA	$(1,289)	$(2,523)

EBITDA per share	$(0.08)	$(0.15)
Adjusted EBITDA per common share	$(0.06)	$(0.12)
Basic and diluted weighted average common shares and common equivalent shares outstanding	20,878,549	20,774,000

Adjusted net income (loss):
Net (loss)	$(2,668)	$(4,076)
Plus: Amortization expense of Orbital and CUI - Canada acquisition intangibles	336	738
Plus: Stock and options issued and stock to be issued for compensation, royalties and services	289	364
Adjusted net income (loss)	$(2,043)	$(2,974)

Adjusted net income (loss) per common share	$(0.10)	$(0.14)
Basic and diluted weighted average common shares and common equivalent shares outstanding	20,878,549	20,774,000

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World .. . . . .

CUI Global, Inc. is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products and technologies. From Orbital Gas Systems' advanced GasPT2 platform targeting the energy sector, to CUI Inc.’s digital power platform serving the networking and telecom space, CUI Global and its subsidiaries have built a diversified portfolio of industry leading technologies that touch many markets. As a publicly traded company, shareholders are able to participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. But most importantly, a commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit www.cuiglobal.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Media Contact: CUI Global, Inc. Jeff Schnabel Main: 503-612-2300 press@cuiglobal.com	Outside IR contact: Stonegate Capital Partners, Inc. Casey Stegman 214-987-4121 casey@stonegateinc.com